Exhibit 99
TI reports second quarter 2022 financial results and shareholder returns
Conference call on TI website at 3:30 p.m. Central time today
www.ti.com/ir
DALLAS (July 26, 2022) – Texas Instruments Incorporated (TI) (Nasdaq: TXN) today reported second quarter revenue of $5.21 billion, net income of $2.29 billion and earnings per share of $2.45.
Regarding the company's performance and returns to shareholders, Rich Templeton, TI's chairman, president and CEO, made the following comments:
•"Revenue increased 14% from the same quarter a year ago due to growth across markets.
•"Our cash flow from operations of $8.7 billion for the trailing 12 months again underscored the strength of our business model. Free cash flow for the same period was $5.9 billion and 30% of revenue. This reflects the quality of our product portfolio, as well as the efficiency of our manufacturing strategy, including the benefit of 300-millimeter production.
•"Over the past 12 months we invested $3.2 billion in R&D and SG&A, invested $2.8 billion in capital expenditures and returned $6.2 billion to owners.
•"TI's third quarter outlook is for revenue in the range of $4.90 billion to $5.30 billion and earnings per share between $2.23 and $2.51. We expect our 2022 effective tax rate to be about 14%."

Free cash flow, a non-GAAP financial measure, is cash flow from operations less capital expenditures.
Earnings summary
Amounts are in millions of dollars, except per-share amounts.

	Q2 2022	Q2 2021	Change
Revenue	$5,212	$4,580	14%
Operating profit	$2,723	$2,213	23%
Net income	$2,291	$1,931	19%
Earnings per share	$2.45	$2.05	20%
Cash generation
Amounts are in millions of dollars.

		Trailing 12 Months
	Q2 2022	Q2 2022	Q2 2021	Change
Cash flow from operations	$1,768	$8,697	$7,539	15%
Capital expenditures	$597	$2,808	$1,052	167%
Free cash flow	$1,171	$5,889	$6,487	(9)%
Free cash flow % of revenue		30.1%	38.7%
Cash return
Amounts are in millions of dollars.

		Trailing 12 Months
	Q2 2022	Q2 2022	Q2 2021	Change
Dividends paid	$1,060	$4,127	$3,644	13%
Stock repurchases	$1,182	$2,052	$276	643%
Total cash returned	$2,242	$6,179	$3,920	58%

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income	For Three Months Ended June 30,
(In millions, except per-share amounts)	2022	2021
Revenue	$5,212	$4,580
Cost of revenue (COR)	1,587	1,503
Gross profit	3,625	3,077
Research and development (R&D)	414	391
Selling, general and administrative (SG&A)	422	425
Acquisition charges	—	48
Restructuring charges/other	66	—
Operating profit	2,723	2,213
Other income (expense), net (OI&E)	7	73
Interest and debt expense	49	44
Income before income taxes	2,681	2,242
Provision for income taxes	390	311
Net income	$2,291	$1,931

Diluted earnings per common share	$2.45	$2.05

Average shares outstanding:
Basic	920	923
Diluted	930	937

Cash dividends declared per common share	$1.15	$1.02

Supplemental Information (Quarterly, except as noted)

Provision for income taxes is based on the following:

Operating taxes (calculated using the estimated annual effective tax rate)	$395	$322
Discrete tax items	(5)	(11)
Provision for income taxes (effective taxes)	$390	$311

A portion of net income is allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents. Diluted EPS is calculated using the following:

Net income	$2,291	$1,931
Income allocated to RSUs	(10)	(7)
Income allocated to common stock for diluted EPS	$2,281	$1,924

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets	June 30,
(In millions, except par value)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$3,802	$3,649
Short-term investments	4,585	3,741
Accounts receivable, net of allowances of ($12) and ($9)	2,190	1,591
Raw materials	305	201
Work in process	1,258	996
Finished goods	636	659
Inventories	2,199	1,856
Prepaid expenses and other current assets	267	340
Total current assets	13,043	11,177
Property, plant and equipment at cost	8,825	6,235
Accumulated depreciation	(2,894)	(2,557)
Property, plant and equipment	5,931	3,678
Goodwill	4,362	4,362
Deferred tax assets	293	326
Capitalized software licenses	82	99
Overfunded retirement plans	296	254
Other long-term assets	716	707
Total assets	$24,723	$20,603

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$499	$499
Accounts payable	712	577
Accrued compensation	520	531
Income taxes payable	115	107
Accrued expenses and other liabilities	714	487
Total current liabilities	2,560	2,201
Long-term debt	6,745	5,752
Underfunded retirement plans	71	131
Deferred tax liabilities	90	87
Other long-term liabilities	1,165	1,279
Total liabilities	10,631	9,450
Stockholders' equity:
Preferred stock, $25 par value. Shares authorized – 10; none issued	—	—
Common stock, $1 par value. Shares authorized – 2,400; shares issued – 1,741	1,741	1,741
Paid-in capital	2,783	2,485
Retained earnings	48,280	43,846
Treasury common stock at cost
Shares: June 30, 2022 – 826; June 30, 2021 – 818	(38,532)	(36,596)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(180)	(323)
Total stockholders' equity	14,092	11,153
Total liabilities and stockholders' equity	$24,723	$20,603
Certain amounts in the prior period's balance sheet have been reclassified to conform to the current presentation.

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows	For Three Months Ended June 30,
(In millions)	2022	2021
Cash flows from operating activities
Net income	$2,291	$1,931
Adjustments to net income:
Depreciation	227	184
Amortization of acquisition-related intangibles	—	48
Amortization of capitalized software	13	15
Stock compensation	85	69
Gains on sales of assets	(1)	(3)
Deferred taxes	(14)	(1)
Increase (decrease) from changes in:
Accounts receivable	(395)	(7)
Inventories	(139)	40
Prepaid expenses and other current assets	(1)	(50)
Accounts payable and accrued expenses	19	(17)
Accrued compensation	134	141
Income taxes payable	(279)	(175)
Changes in funded status of retirement plans	49	7
Other	(221)	(61)
Cash flows from operating activities	1,768	2,121

Cash flows from investing activities
Capital expenditures	(597)	(386)
Proceeds from asset sales	1	3
Purchases of short-term investments	(2,461)	(1,952)
Proceeds from short-term investments	4,200	2,455
Other	82	7
Cash flows from investing activities	1,225	127

Cash flows from financing activities
Repayment of debt	(500)	—
Dividends paid	(1,060)	(942)
Stock repurchases	(1,182)	(146)
Proceeds from common stock transactions	56	54
Other	(10)	(7)
Cash flows from financing activities	(2,696)	(1,041)

Net change in cash and cash equivalents	297	1,207
Cash and cash equivalents at beginning of period	3,505	2,442
Cash and cash equivalents at end of period	$3,802	$3,649

Segment results
Amounts are in millions of dollars.

	Q2 2022	Q2 2021	Change
Analog:
Revenue	$3,992	$3,464	15%
Operating profit	$2,226	$1,778	25%
Embedded Processing:
Revenue	$821	$780	5%
Operating profit	$324	$312	4%
Other:
Revenue	$399	$336	19%
Operating profit*	$173	$123	41%
* Includes acquisition charges and restructuring charges/other.

Non-GAAP financial information
This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting capital expenditures from the most directly comparable GAAP measure, cash flows from operating activities (also referred to as cash flow from operations).
We believe that free cash flow and the associated ratios provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.
Reconciliation to the most directly comparable GAAP measures is provided in the table below.
Amounts are in millions of dollars.

	For 12 Months Ended June 30,
	2022	2021	Change
Cash flow from operations (GAAP)	$8,697	$7,539	15%
Capital expenditures	(2,808)	(1,052)
Free cash flow (non-GAAP)	$5,889	$6,487	(9)%

Revenue	$19,592	$16,762

Cash flow from operations as a percentage of revenue (GAAP)	44.4%	45.0%
Free cash flow as a percentage of revenue (non-GAAP)	30.1%	38.7%
This release also includes references to operating taxes, a non-GAAP term we use to describe taxes calculated using the estimated annual effective tax rate, a GAAP measure that by definition does not include discrete tax items. We believe the term operating taxes helps to differentiate from effective taxes, which include discrete tax items.

Notice regarding forward-looking statements
This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe TI's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.
We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:
•The duration and scope of the COVID-19 pandemic, government and other third-party responses to it and the consequences for the global economy, including to our business and the businesses of our suppliers, customers and distributors;
•Economic, social and political conditions, and natural events in the countries in which we, our customers or our suppliers operate, including global trade policies;
•Market demand for semiconductors, particularly in the industrial and automotive markets, and customer demand that differs from forecasts;
•Our ability to compete in products and prices in an intensely competitive industry;
•Evolving cybersecurity and other threats relating to our information technology systems or those of our customers, vendors and other third parties;
•Our ability to successfully implement and realize opportunities from strategic, business and organizational changes, or our ability to realize our expectations regarding the amount and timing of associated restructuring charges and cost savings;
•Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment, our timely implementation of new manufacturing technologies and installation of manufacturing equipment, and our ability to realize expected returns on significant investments in manufacturing capacity;
•Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•Product liability, warranty or other claims relating to our products, software, manufacturing, delivery, services, design or communications, or recalls by our customers for a product containing one of our parts;
•Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to operate our business or subject us to fines, penalties or other legal liability;
•Changes in tax law and accounting standards that impact the tax rate applicable to us, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;
•Financial difficulties of our distributors or semiconductor distributors' promotion of competing product lines to our detriment; or disputes with current or former distributors;
•Losses or curtailments of purchases from key customers or the timing and amount of customer inventory adjustments;
•Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry and changing regulatory environment;
•Our ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation in all jurisdictions where we conduct business; or our exposure to infringement claims;
•Instability in the global credit and financial markets;
•Our ability to recruit and retain skilled personnel, and effectively manage key employee succession; and
•Impairments of our non-financial assets.
For a more detailed discussion of these factors, see the Risk factors discussion in Item 1A of TI's most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. If we do update any forward-looking statement, you should not infer that we will make additional updates with respect to that statement or any other forward-looking statement.

About Texas Instruments
Texas Instruments Incorporated (Nasdaq: TXN) is a global semiconductor company that designs, manufactures, tests and sells analog and embedded processing chips for markets such as industrial, automotive, personal electronics, communications equipment and enterprise systems. Our passion to create a better world by making electronics more affordable through semiconductors is alive today, as each generation of innovation builds upon the last to make our technology smaller, more efficient, more reliable and more affordable – making it possible for semiconductors to go into electronics everywhere. We think of this as Engineering Progress. It's what we do and have been doing for decades. Learn more at TI.com.